Exhibit 99.1

Digimarc Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Company achieves non-GAAP net income and positive free cash flow in Q4

Beaverton, Ore. – March 11, 2026 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the fourth quarter and fiscal year ended December 31, 2025.

“Digimarc is capitalizing on the convergence of key trends driving increased demand for our solutions, positioning ourselves to benefit from - not be the casualty of - the relentless advance of AI," said Riley McCormack, Digimarc CEO. "In Q4 2025, we achieved both positive non-GAAP net income and positive free cash flow. Looking ahead to 2026, we expect to generate significant ARR growth."

Fourth Quarter 2025 Financial Results

Subscription revenue for the fourth quarter of 2025 was $5.3 million compared to $5.0 million for the fourth quarter of 2024. The increase reflects $1.4 million of patent license fees earned during the quarter and higher subscription revenue from new and existing commercial contracts, partially offset by a $1.4 million decrease relating to the expiration of two previously disclosed commercial contracts in 2025.

Service revenue for the fourth quarter of 2025 was $3.6 million compared to $3.6 million for the fourth quarter of 2024.

Total revenue for the fourth quarter of 2025 was $8.9 million compared to $8.7 million for the fourth quarter of 2024.

Annual recurring revenue (ARR1) as of December 31, 2025, was $13.7 million compared to $20.0 million as of December 31, 2024. The decrease reflects the expiration of two previously disclosed commercial contracts, a $3.5 million contract in April 2025 and a $3.1 million contract in October 2025, partially offset by a net increase in ARR from new and existing commercial contracts.

Gross profit margin for the fourth quarter of 2025 was 64% compared to 61% for the fourth quarter of 2024. Excluding amortization expense on acquired intangible assets, subscription gross profit margin for the fourth quarter of 2025 increased to 90% from 85% for the fourth quarter of 2024, while service gross profit margin for the fourth quarter of 2025 decreased to 57% from 59% for the fourth quarter of 2024.

Non-GAAP gross profit margin for the fourth quarter of 2025 was 84% compared to 78% for the fourth quarter of 2024.

Operating expenses for the fourth quarter of 2025 were $10.0 million compared to $14.4 million for the fourth quarter of 2024. The decrease reflects lower cash compensation costs of $4.4 million, largely due to lower headcount, and lower professional services costs of $0.6 million, partially offset by higher stock compensation costs of $0.7 million.

Non-GAAP operating expenses for the fourth quarter of 2025 were $6.5 million compared to $11.9 million for the fourth quarter of 2024.

Net loss for the fourth quarter of 2025 was $4.2 million or ($0.19) per diluted share compared to $8.6 million or ($0.40) per diluted share for the fourth quarter of 2024.

Non-GAAP net income for the fourth quarter of 2025 was $1.0 million or $0.05 per diluted share compared to a non-GAAP net loss of $4.6 million or ($0.22) per diluted share for the fourth quarter of 2024.

At December 31, 2025, cash, cash equivalents, and marketable securities totaled $12.9 million compared to $28.7 million at December 31, 2024. Free cash flow for the fourth quarter of 2025 was positive $0.7 million compared to negative $4.4 million for the fourth quarter of 2024.

Fiscal Year 2025 Financial Results

Subscription revenue for fiscal year 2025 was $19.8 million compared to $22.4 million for fiscal year 2024. The decrease reflects a $4.8 million decrease from the expiration of three previously disclosed commercial contracts, partially offset by higher subscription revenue from new and existing commercial contracts.

Service revenue for fiscal year 2025 was $14.1 million compared to $16.0 million for fiscal year 2024. The decrease reflects a $1.8 million lower budget from the Central Banks for program work in 2025 compared to 2024.

Total revenue for fiscal year 2025 was $33.9 million compared to $38.4 million for fiscal year 2024.

Gross profit margin for fiscal year 2025 was 62% compared to 63% for fiscal year 2024. Excluding amortization expense on acquired intangible assets, subscription gross profit margin and service gross profit margin were largely unchanged from fiscal year 2024 to fiscal year 2025.

Non-GAAP gross profit margin for the fiscal year 2025 was 81% compared to 79% for fiscal year 2024.

Operating expenses for fiscal year 2025 were $54.1 million compared to $65.5 million for fiscal year 2024. The decrease reflects lower cash compensation costs of $12.6 million, software and hardware costs of $0.9 million, and marketing spend of $0.8 million, partially offset by increased stock compensation costs of $1.5 million and legal expenses of $1.0 million. Fiscal year 2025 operating expenses included $3.2 million of cash severance costs related to the corporate reorganization in February 2025.

Non-GAAP operating expenses for fiscal year 2025 were $40.5 million compared to $53.8 million for fiscal year 2024.

Net loss for fiscal year 2025 was $32.3 million or ($1.49) per diluted share compared to $39.0 million or ($1.83) per diluted share for fiscal year 2024.

Non-GAAP net loss for fiscal year 2025 was $12.1 million or ($0.56) per diluted share compared to $21.1 million or ($0.99) per diluted share for fiscal year 2024.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

Conference Call

Digimarc will hold a conference call and investor presentation today (Wednesday, March 11, 2026) to discuss these financial results and to provide a business update. CEO Riley McCormack and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call and investor presentation will be broadcast live and available for replay here and in the investor section of the company’s website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time. We encourage you to also login to the live broadcast so you can follow along with the investor presentation.

Toll-Free number: 877-407-0832
International number: 201-689-8433
Conference ID number: 13754822

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc (NASDAQ: DMRC) is building the trust layer for the modern world. As AI accelerates how we produce, share, and interact with the world, the risks of fraud, counterfeiting, and misinformation are growing exponentially. Our innovative, highly scalable, and ultra-secure solutions make it possible for consumers, businesses, and intelligent systems to instantly verify what's real, protect what matters, and transact with confidence. Digimarc's solutions for loss prevention, authentication, and digital are built to counter the speed and sophistication of today's AI-enabled threats. Trusted by the world's central banks to deter counterfeiting of global currency, we exist to protect truth in every interaction, spanning both the physical and digital worlds. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2025, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net income (loss), Non-GAAP income (loss) per diluted share, and free cash flow. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Subscription	$5,339	$5,024	$19,844	$22,418
Service	3,569	3,634	14,069	16,000
Total revenue	8,908	8,658	33,913	38,418
Cost of revenue:
Subscription (2)	532	754	2,633	2,959
Service (2)	1,528	1,490	5,648	6,628
Amortization expense on acquired intangible assets	1,190	1,147	4,736	4,592
Total cost of revenue	3,250	3,391	13,017	14,179
Gross profit:
Subscription (2)	4,807	4,270	17,211	19,459
Service (2)	2,041	2,144	8,421	9,372
Amortization expense on acquired intangible assets	(1,190)	(1,147)	(4,736)	(4,592)
Total gross profit	5,658	5,267	20,896	24,239
Gross profit margin:
Subscription (2)	90%	85%	87%	87%
Service (2)	57%	59%	60%	59%
Total	64%	61%	62%	63%

Operating expenses:
Sales and marketing	2,778	4,378	13,939	21,167
Research, development and engineering	3,997	6,336	20,482	26,209
General and administrative	2,891	3,378	18,505	17,073
Amortization expense on acquired intangible assets	285	274	1,132	1,097
Total operating expenses	9,951	14,366	54,058	65,546

Operating loss	(4,293)	(9,099)	(33,162)	(41,307)
Other income, net	88	473	884	2,341
Loss before income taxes	(4,205)	(8,626)	(32,278)	(38,966)
Provision for income taxes	(2)	(22)	(31)	(44)
Net loss	$(4,207)	$(8,648)	$(32,309)	$(39,010)

Loss per share:
Loss per share — basic	$(0.19)	$(0.40)	$(1.49)	$(1.83)
Loss per share — diluted	$(0.19)	$(0.40)	$(1.49)	$(1.83)
Weighted average shares outstanding — basic	21,809	21,480	21,663	21,261
Weighted average shares outstanding — diluted	21,809	21,480	21,663	21,261

(2) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP gross profit	$5,658	$5,267	$20,896	$24,239
Amortization of acquired intangible assets	1,190	1,147	4,736	4,592
Amortization and write-off of other intangible assets (3)	213	215	873	849
Stock-based compensation	386	143	1,112	706
Non-GAAP gross profit	$7,447	$6,772	$27,617	$30,386
Non-GAAP gross profit margin	84%	78%	81%	79%

GAAP operating expenses	$9,951	$14,366	$54,058	$65,546
Depreciation and write-off of property and equipment	(167)	(158)	(597)	(728)
Amortization of acquired intangible assets	(285)	(274)	(1,132)	(1,097)
Amortization and write-off of other intangible assets	(202)	(35)	(531)	(276)
Amortization of lease right of use assets under operating leases	(112)	(95)	(421)	(358)
Stock-based compensation	(2,684)	(1,947)	(10,854)	(9,323)
Non-GAAP operating expenses	$6,501	$11,857	$40,523	$53,764

GAAP net loss	$(4,207)	$(8,648)	$(32,309)	$(39,010)
Total adjustments to gross profit	1,789	1,505	6,721	6,147
Total adjustments to operating expenses	3,450	2,509	13,535	11,782
Non-GAAP net income (loss)	$1,032	$(4,634)	$(12,053)	$(21,081)

GAAP loss per share (diluted)	$(0.19)	$(0.40)	$(1.49)	$(1.83)
Non-GAAP net income (loss)	$1,032	$(4,634)	$(12,053)	$(21,081)
Non-GAAP income (loss) per diluted share	$0.05	$(0.22)	$(0.56)	$(0.99)

Free cash flow
Cash flows from operating activities	$991	$(4,235)	$(11,779)	$(26,572)
Purchase of property and equipment	(96)	(13)	(570)	(212)
Capitalized patent costs	(189)	(118)	(654)	(431)
Free cash flow	$706	$(4,366)	$(13,003)	$(27,215)

(3) In the second quarter of fiscal year 2025, management updated its definition of Non-GAAP gross profit to adjust for the amortization of patent maintenance costs. The related amortization expense for the three and twelve months ended December 31, 2025 and 2024 is now reflected in "amortization and write-off of other intangible assets" above to calculate Non-GAAP gross profit, Non-GAAP net income (loss), and Non-GAAP income (loss) per diluted share.

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$9,820	$12,365
Marketable securities	3,046	16,365
Trade accounts receivable, net	6,513	6,412
Other current assets	1,961	4,189
Total current assets	21,340	39,331
Property and equipment, net	1,104	1,040
Intangibles, net	17,045	22,191
Goodwill	9,056	8,532
Lease right of use assets	3,238	3,659
Other assets	1,175	1,013
Total assets	$52,958	$75,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$4,359	$5,118
Deferred revenue	3,993	4,020
Total current liabilities	8,352	9,138
Long-term lease liabilities	4,314	5,213
Other long-term liabilities	63	56
Total liabilities	12,729	14,407

Shareholders’ equity:
Preferred stock	50	50
Common stock	22	21
Additional paid-in capital	424,665	415,049
Accumulated deficit	(383,087)	(350,778)
Accumulated other comprehensive loss	(1,421)	(2,983)
Total shareholders’ equity	40,229	61,359
Total liabilities and shareholders’ equity	$52,958	$75,766

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(32,309)	$(39,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	597	728
Amortization of acquired intangible assets	5,868	5,689
Amortization and write-off of other intangible assets	1,404	820
Amortization of lease right of use assets under operating leases	421	358
Stock-based compensation	11,966	10,029
Increase (decrease) in allowance for doubtful accounts	567	17
Changes in operating assets and liabilities:
Trade accounts receivable	(718)	(687)
Other current assets	1,951	(128)
Other assets	(257)	(156)
Accounts payable and other accrued liabilities	(434)	(1,608)
Deferred revenue	28	(1,838)
Lease liability and other long-term liabilities	(863)	(786)
Net cash provided by (used in) operating activities	(11,779)	(26,572)

Cash flows from investing activities:
Purchase of property and equipment	(570)	(212)
Capitalized patent costs	(654)	(431)
Proceeds from maturities of marketable securities	20,197	22,555
Purchases of marketable securities	(6,878)	(33,194)
Net cash provided by (used in) investing activities	12,095	(11,282)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	—	32,218
Purchase of common stock	(2,879)	(3,416)
Repayment of loans	(32)	(37)
Net cash provided by (used in) financing activities	(2,911)	28,765
Effect of exchange rate on cash	50	(2)
Net increase (decrease) in cash and cash equivalents	$(2,545)	$(9,091)

Cash, cash equivalents and marketable securities at beginning of period	$28,730	$27,182
Cash, cash equivalents and marketable securities at end of period	12,866	28,730
Net increase (decrease) in cash, cash equivalents and marketable securities	$(15,864)	$1,548

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